UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ----------------------

                                    FORM 8-K

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

        Date of report (Date of earlier event reported): January 24, 2001

                       Commission file number: 0000796655
                                ----------------

                               ANTS SOFTWARE INC.
             (Exact name of registrant as specified in its charter)

                Delaware                               13-3054685
    (State or other jurisdiction of       (IRS Employer Identification Number)
     Incorporation or Organization)

 801 Mahler Rd, Suite G, Burlingame, CA                  94010
(Address of principal executive offices)               (Zip Code)

                                 (650) 692-0240
              (Registrant's Telephone Number, including area code)

                                ANTs software.com
          (Former name and former address if changed since last report)

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ITEM 5. Other Events

Re-incorporation in Delaware and name change

      As reported on the Form 10-QSB filed by the Company on December 14, 2000, in order to change the state of incorporation to Delaware, the Company filed an Agreement and Plan of Merger (the "Agreement") with the Secretary of States of Nevada and Delaware. The Agreement was filed in Delaware on December 14, 2000 and in Nevada on December 29, 2000. As a result of the re-incorporation in Delaware, the Company changed its name from ANTs software.com to ANTs software inc.

Resignation and Appointment of Officers and Directors

      Dr. John H. Williams resigned as Chief Executive Officer of the Company effective as of January 8, 2001. Dr. Clive G. Whittenbury resigned as Chairman of the Company effective as of January 8, 2001.

      Mr. Francis K. Ruotolo was appointed President, Chief Executive Officer, Chairman and a director of the Company by the Board of Directors of the Company effective as of January 8, 2001.

                                   SIGNATURES

   In accordance with the requirements of the Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                                  ANTs software inc.


Date: January 24, 2001                        By: /s/ FRANCIS K. RUOTOLO
                                                ----------------------------
                                                      Francis K. Ruotolo
                                                      Chairman, President and
                                                      Chief Executive Officer